UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2023

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1280 Kemper Meadow Drive
Cincinnati, Ohio 45240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (513) 851-4900
Former name or former address

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2023, Joseph M. Scharfenberger, Jr. and Richard F. Zannino, each a member of the Board of Directors (the “Board”) of Hillman Solutions Corp. (the “Company”), notified the Company of their decision to resign, effective immediately, from their positions as members of the Board and as members of the Compensation Committee of the Board.

Mr. Scharfenberger is Co-Managing Partner of CCMP Capital Advisors (“CCMP”) and Mr. Zannino is a Managing Director of CCMP. CCMP is completely exiting its investment in the Company through a secondary offering that was announced on May 10, 2023 that is expected to close on May 15, 2023. The resignation of each of Mr. Scharfenberger and Mr. Zannino is in connection with CCMP exiting its investment in the Company, and is not due to any disagreements with the Company or Board on any of its operations, policies or practices.

The press release announcing the resignation of Mr. Scharfenberger and Mr. Zannino is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

99.1    Press Release Announcing CCMP Director Resignations, dated May 12, 2023.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 12, 2023	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer